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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of WellPoint Health Networks Inc., on Post Effective Amendment No. 2 to Form S-8 (File No. 333-05111) of our report dated February 14, 1997, on our audits of the consolidated financial statements of WellPoint Health Networks Inc. and our report dated June 24, 1997, on our audit of the financial statements for the Salary Deferral Savings Program of WellPoint Health Networks Inc.




/s/ COOPERS & LYBRAND LLP

COOPERS & LYBRAND LLP
Los Angeles, California
July 31, 1997






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